UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 16, 2005


                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

          Delaware                    1-12494                62-154718
(State or Other Jurisdiction      (Commission File       (I.R.S. Employer
 of Incorporation)                 Number)                Identification No.)

           Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421 (Address of principal executive office, including zip code)

                                 (423) 855-0001
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Acquisition of Three-Mall Portfolio

     CBL & Associates Properties, Inc. (the "Company") announced on November 17, 2005, that, on November 16, 2005, it had closed on the previously announced acquisition of three malls from Copaken, White & Blitt and affiliates ("CWB"). The Company issued special common units of CBL & Associates Limited Partnership (the "Operating Partnership") to CWB as part of the total purchase price.

     The Company issued 1,144,924 Series K Special Common Units ("K-SCUs") based on an agreed-upon value of $47.50 per K-SCU, and also granted certain limited registration rights to the holders of the K-SCUs. As a result of the issuance of the K-SCUs, the limited partnership agreement of the Operating Partnership was amended to set forth the terms of the K-SCUs.

     In accordance with the First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, the K-SCUs are exchangeable at any time following the first anniversary of the closing date on a one-for-one basis for shares of the Company's common stock or, at the Company's election, their cash equivalent. When an exchange occurs, the Company assumes the limited partner's ownership interest in the Operating Partnership. The K-SCUs are entitled to receive an initial annual distribution of 6.0%, or $2.85 per K-SCU, for the first year following the close of the transaction and 6.25%, or $2.9688 per K-SCU, thereafter. When the quarterly distribution on the Company's common stock exceeds the quarterly K-SCU distribution for four consecutive quarters, the K-SCUs will receive distributions thereafter at the rate equal to that paid on the Company's common stock. The Operating Partnership also has the option, at any time after the tenth anniversary of the issuance of the K-SCUs, to redeem some or all of the K-SCUs through the issuance of an equivalent amount of common units, provided that the quarterly distribution benchmark described in the preceding sentence has been met.

     Apart  from  the  transactions   described  herein,  the  Company  and  its
affiliates have no other material relationships with the sellers or any of their affiliates.

     Exhibits 10.23.1 through 10.23.7 listed in Item 9.01(c) below represent the definitive agreements that were previously disclosed pursuant to Item 1.01 in connection with the Company's Current Report on Form 8-K that was filed on October 17, 2005. These documents were not filed as exhibits to the Current Report on Form 8-K dated October 17, 2005, and are attached to this Current Report on Form 8-K to comply with Item 1.01.

     The press release announcing the acquisition is attached as exhibit 99.1.

Completion of Joint Venture Transaction

     On November 16, 2005, affiliates of The Richard E. Jacobs Group, Inc. ("Jacobs") and affiliates of the Company formed a 50/50 joint venture to own

Triangle Town Center and its associated and lifestyle centers, Triangle Town Place and Triangle Town Commons, in Raleigh, NC. Additional terms regarding the joint venture arrangement and the Company's relationship with Jacobs are described in the Company's Current Report on Form 8-K dated October 24, 2005.

     The press release announcing the formation of the joint venture is attached as exhibit 99.2. The documents related to the formation of the joint venture will be filed as exhibits to the Company's Annual Report on Form 10-K for the year ending December 31, 2005.


Item 9.01   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     Not  applicable

(b)  Pro Forma Financial Information

     Not applicable

(c)  Exhibits

Exhibit No.                             Description

10.1.7 First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, dated as of November 16, 2005.

10.16.5 Form of Registration Rights Agreements between the Company and Certain Holders of Series K Special Common Units of the Operating Partnership, dated as of November 16, 2005.

10.23.1 Contribution Agreement and Joint Escrow Instructions between the Company and the owners of Oak Park Mall named therein, dated as of October 17, 2005.

10.23.2   First   Amendment   to   Contribution   Agreement   and  Joint  Escrow
          Instructions between the Company and the owners of Oak Park Mall named therein, dated as of November 8, 2005.

10.23.3 Contribution Agreement and Joint Escrow Instructions between the Company and the owners of Eastland Mall named therein, dated as of October 17, 2005.

10.23.4   First   Amendment   to   Contribution   Agreement   and  Joint  Escrow
          Instructions between the Company and the owners of Eastland Mall named therein, dated as of November 8, 2005.

10.23.5 Purchase and Sale Agreement and Joint Escrow Instructions between the Company and the owners of Hickory Point Mall named therein, dated as of October 17, 2005.

10.23.6 Purchase and Sale Agreement and Joint Escrow Instructions between the Company and the owner of Eastland Medical Building, dated as of October 17, 2005.

10.23.7 Letter Agreement, dated as of October 17, 2005, between the Company and the other parties to the acquisition agreements listed above for Oak Park Mall, Eastland Mall, Hickory Point Mall and Eastland Medical Building.

99.1 Press Release - CBL & Associates Properties Closes on Acquisition of Three-Mall Portfolio for $516.9 Million

99.2 Press Release - The Jacobs Group and CBL Complete Formation of Joint Venture to Own Triangle Town Center in Raleigh, NC

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CBL & ASSOCIATES PROPERTIES, INC.


                                                   /s/ John N. Foy
                                      ----------------------------------------
                                                     John N. Foy
                                                   Vice Chairman,
                                       Chief Financial Officer and Treasurer



Date: November 22, 2005